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                                                                       EXHIBIT 5


                          DRINKER BIDDLE & SHANLEY LLP
                                500 Campus Drive
                       Florham Park, New Jersey 07932-1047




                                  July 17, 2000





Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey  07890

       Re:    Selective Insurance Group, Inc.

Gentlemen:

       We have acted as special counsel to Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Post-Effective Amendment to the Registration Statement on Form S-3, no. 33-30833 (the "Registration Statement"), relating to the offer and sale of up to 150,000 shares of the Company's common stock, par value $2.00 per share (the "Shares"), issuable pursuant to the Company's Stock Purchase Plan for Independent Insurance Agents (the "Plan").

       This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

       For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

       Based upon the foregoing, we are of the opinion that:

       1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.

       2. The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.


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Selective Insurance Group, Inc.
July 17, 2000
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       We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

                                                    Very truly yours,


                                                    Drinker Biddle & Shanley LLP